EXHIBIT 21.1
SUBSIDIARIES OF RENT-A-CENTER, INC.
ColorTyme, Inc., a Texas corporation
ColorTyme Finance, Inc., a Texas corporation
Get It Now, LLC, a Delaware limited liability company
Rainbow Rentals, Inc., an Ohio corporation
RAC Canada Finance LP, a Canadian limited partnership
RAC Canada Holdings, a Canadian partnership
RAC National Product Service, LLC, a Delaware limited liability company
Remco America, Inc., a Delaware corporation
Rent-A-Center Addison, L.L.C., a Delaware limited liability company
Rent-A-Center East, Inc., a Delaware corporation
Rent-A-Center International, Inc., a Delaware corporation
Rent-A-Center Texas, L.P., a Texas limited partnership
Rent-A-Center Texas, L.L.C., a Nevada limited liability company
Rent-A-Center West, Inc., a Delaware corporation
Rent-A-Centre Canada, Ltd., a Canadian corporation
RAC East Ohio, LLC, a Delaware limited liability company
The Rental Store, Inc., an Arizona corporation
RAC Mexico Holdings I, LLC, a Delaware limited liability company
RAC Mexico Holdings II, LLC, a Delaware limited liability company
RAC México Operaciones, S. de R.L. de C.V.
RAC México Desarrollo Humano, S. de R.L. de C.V.